Exhibit 4.8

THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE EXPRESS TERMS OF THIS WARRANT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THE EXPRESS TERMS OF THIS WARRANT WILL BE VOID.
WARRANT
to purchase ____ shares of
Common Stock (par value $1.00 per share) and Class B Non-Voting Common Stock of New Century Bank
Issue Date: _________ __, 20__

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated:

“Bank” means New Century Bank, a Pennsylvania bank with main office in Phoenixville, Chester County, Pennsylvania.

“Board of Directors” means the board of directors of the Bank, including any duly authorized committee thereof.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the Commonwealth of Pennsylvania generally are authorized or required by law or other governmental actions to close.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Class B Non-Voting Common Stock” means the Class B Non-Voting Common Stock of the Bank, par value $1.00 per share.

“Common Stock” means the common stock of the Bank, par value $1.00 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $____ per share of Common Stock.

“Expiration Time” means ______ __, 20__.

“Issue Date” means the Issue Date first set forth above.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant and own Shares without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“Subscription Agreement” means the Confidential Subscription Agreement dated in ________ __, 20__ between the Bank and the Warrantholder pursuant to which this Warrant has been issued, including all annexes and schedules thereto.

“Warrant” means this Warrant, issued pursuant to the Subscription Agreement.

“Warrantholder” means _____.

2. Number of Shares; Exercise Price. This certifies that, for value received, the Warrantholder is entitled, upon the terms and subject to the conditions of this Agreement, to acquire from the Bank, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, the following (the “Shares”) at a purchase price per share equal to the Exercise Price:

(a) up to an aggregate of __ (__) fully paid and nonassessable shares of Common Stock, and

(b) up to an aggregate of ______ ________ (_____) fully paid and nonassessable shares of Class B Non-Voting Common Stock.

3. Exercise of Warrant; Term.

(a) To the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder at any time or from time to time after the Issue Date. However, in any event, this Warrant must be exercised no later than 5:00 p.m., prevailing Philadelphia time on Expiration Date (the “Expiration Time”), or it shall expire automatically and be of no further force or effect, nor shall the Warrantholder be able to exercise this Warrant as to any further Shares after the Expiration Time.

(b) This Warrant may be exercised by (A) the surrender of this Warrant, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Bank located at 99 Bridge Street, Phoenixville, PA 19460 (or such other office or agency of the Bank in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Bank), and (B) payment to the Bank in collected funds of the Exercise Price for the Shares thereby purchased.

(c) If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Bank within a reasonable time, and in any event not exceeding three (3) Business Days after delivery of this Warrant to the Bank in connection with an exercise, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

(d) Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

4. Changes in Capital Structure. (a) (1) In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the number of shares of Common Stock issuable upon exercise of this Warrant shall be appropriately adjusted. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Bank may, but need not, make such adjustments in the number of Shares issuable on exercise of this Warrant as the Bank’s board of directors may deem appropriate.

(2) Subject to any required action by the shareholders of the Bank, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Bank, the Bank’s board of directors shall proportionally adjust the number of Shares issuable on exercise of this Warrant and the Exercise Price per Share.

(3) Subject to any required action by the shareholders of the Bank, in the event that the Bank shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the number of Share issuable under this Warrant immediately prior to the date of such merger or consolidation shall be converted into the securities which a holder of that number of Shares would have received in such merger or consolidation.

(4) In the event of (i) a dissolution or liquidation of the Bank, (ii) a sale of all or substantially all of the Bank's assets, (iii) a merger or consolidation involving the Bank in which the Bank is not the surviving corporation or (iv) a merger or consolidation involving the Bank, or any other reorganization transaction (including without limitation the formation of a holding company for the Bank) in which the Bank is the surviving corporation but the holders of shares of Common Stock receive  securities of another corporation and/or other property, including cash, the Bank’s board of directors shall provide for the exchange of this Warrant for a warrant with respect to, as appropriate, some or all of the property for which this Warrant is exchanged and, incident thereto, make an equitable adjustment as determined by the Bank’s board of directors in its absolute discretion in the Exercise Price or, if appropriate, provide for a cash payment to the Warrantholder in partial consideration for the exchange of the Warrant, or any combination thereof.

(b) In the event of any other change in the capitalization of the Bank or corporate change other than those specifically referred to in this Section, the Bank’s board of directors may, in its absolute discretion, make such adjustments in the number and class of Shares issuable upon exercise of this Warrant on the date on which such change occurs, and in the Exercise Price, as the Bank’s board of directors may reasonably consider appropriate to prevent dilution or enlargement of rights.

           (c) Except as expressly provided in this Warrant, Warrantholder shall not have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Bank or any other corporation. Except as expressly provided in this Warrant, no issuance by the Bank of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares issuable upon exercise of this Warrant.

5. Issuance of Shares. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant.

6. Authorization. The Bank hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Bank agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Bank in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Bank may then be closed or certificates representing such Shares may not be actually delivered on such date. The Bank will at all times reserve and keep available, out of its authorized but unissued voting Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. The Bank will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

7. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder  to any voting rights or other rights as a stockholder of the Bank prior to the date of exercise hereof. The Bank will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

8. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Bank.

9. Transfer/Assignment. Neither this Warrant nor any rights hereunder are transferable, in whole or in part.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Bank of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Bank, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Bank shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Adjustments and Other Rights. For so long as the Original Warrantholder holds this Warrant or any portion thereof, if any event occurs that, in the good faith judgment of the Board of Directors of the Bank, would require adjustment of the Exercise Price or number of Shares into which this Warrant is exercisable in order to fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of the Subscription Agreement and this Warrant, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.

13. Details Regarding Adjustment of Exercise Price. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Warrant, the Bank shall forthwith file at the principal office of the Bank a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Bank shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Bank’s records.

14. No Impairment. The Bank will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Bank, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

15. Governing Law. This Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance  with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such State. Each of the Bank and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Bank at the address in Section 17 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Bank pursuant to Section 8 hereof. To the extent permitted by applicable law, each of the Bank and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

16. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Bank.

17. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Bank and the Warrantholder.

18. Notices. Any notice required or permitted under this Agreement shall be given promptly, in writing, shall be hand delivered, sent via confirmed facsimile, overnight courier or mailed by certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses set forth below (or such other addresses of which they give notice to each other in accordance with the provisions hereof) and shall be deemed effective on the date sent via confirmed facsimile (provided written confirmation of delivery is received), the date delivered personally or by receipted delivery service, the next Business Day after delivered to an overnight courier service, or three (3) days after the date mailed:

If to the Bank:

New Century Bank
99 Bridge Street
Phoenixville, PA 19460
Tel.: (610) 933-2271
Fax. (610) 933-6922
Attention: Jay S. Sidhu,
Chairman & Chief Executive Officer

If to Warrantholder:

Print Name:
Address:
Telephone Number:
Telecopier Facsimile Number:

with a copy to:
Stradley, Ronon, Stevens & Young, LLP
30 Valley Stream Parkway
Malvern, PA 19103
Tel.: (610) 640-5806
Fax: (610) 640-1965
Attention: David F. Scranton, Esquire

19. FDIC Restriction. The Bank has been advised that the FDIC may require some or all of the Bank’s shareholders to agree to restrictions on the transfer of the shares they own or acquire of Common Stock and Class B Non-Voting Common Stock as a condition to the Bank’s participation in FDIC assisted transactions, on terms and conditions that may be comparable to those set forth in the FDIC policy statement. If, pursuant to a box to be checked on the signature page of the Subscription Agreement, the Warrantholder elected to be bound by Article VII of the Subscription Agreement and such restriction on transfer as the FDIC may require, not to exceed three (3) years from the date of the latest of any FDIC-assisted transactions in which the Bank participates (herein, the “FDIC Restriction”), the provisions of Article VII of the Subscription Agreement shall apply to any Shares issued pursuant to exercises of this Warrant.

[Remainder of page intentionally left blank]

20. Entire Agreement. This Warrant and the Subscription Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

IN WITNESS WHEREOF, the Bank has caused this Warrant to be duly executed by a duly authorized officer.

Dated:

Attest:	NEW CENTURY BANK

By: _______________________________	By: _____________________
Name:
Title:

[Form of Notice of Exercise]
Date: _______________

TO: New Century Bank

RE: Election to Purchase Shares

The undersigned, pursuant to the provisions set forth in the Warrant dated ______ __, 20__ issued by New Century Bank in the name of the undersigned (the “Warrant”), hereby agrees to subscribe for and purchase the aggregate number of shares of Common Stock and Class B Non-Voting Common Stock set forth below (the “Shares”). The undersigned understands and agrees that the number of Shares issuable upon this exercise may be limited or conditioned by requirements for “Regulatory Approvals” (as defined in the Warrant), and that any shares to be issued on this exercise of the Warrant the issuance of which is subject to any Regulatory Approvals shall not be issued unless and until any such Regulatory Approvals are received.

The undersigned, in accordance with Section 3 of the Warrant, hereby delivers to you the aggregate Exercise Price for such Shares in the manner set forth in Section 3(b) of the Warrant. If any Regulatory Approvals are required, the undersigned (and the Bank by acceptance of the funds) agree that the portion of the Exercise Price, if any, attributable to Shares that cannot be issued until receipt of Regulatory Approvals shall be escrowed on mutually acceptable terms until receipt of any applicable Regulatory Approvals.

Number of Shares of Common Stock: _________________

Number of Shares of Class B Non-Voting Common Stock: _________________

Holder: ________________________________
By: _______________________________
Name: ________________________________
Title: ________________________________